Exhibit 99.1

Great Elm Group Reports FISCAL 2024 FOURTH QUARTER

AND FULL YEAR financial resulTs

Company to Host Conference Call at 8:30 a.m. ET on August 30, 2024

PALM BEACH GARDENS, Florida, August 29, 2024 – Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal fourth quarter and year ended June 30, 2024.

Fiscal Fourth Quarter 2024 and Recent Highlights

•
Great Elm Capital Corp. (“GECC”) raised $34 million of additional debt and equity capital since April 2024.
•
Fee-paying assets under management (“FPAUM”) and assets under management (“AUM”) both increased 6% in the quarter.
•
Pro forma FPAUM1 and AUM1, inclusive of net proceeds from GECC’s July capital raise, totaled approximately $546 million and $749 million, respectively.
o
Represents pro forma FPAUM1 and AUM1 growth of 11% and 9%, respectively, from March 31, 2024.
•
Total revenue for the fourth quarter approximately tripled to $8.9 million, compared to $3.0 million for the prior-year period.
o
Monomoy BTS closed the sale of its first build-to-suit property in June, generating over $6 million in revenue and over $1 million in profit.
•
Net loss from continuing operations was ($0.6) million for the fourth quarter, compared to ($5.3) million in the prior year period.
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Net loss for the quarter included ($1.1) million in unrealized loss on GEG’s investment in Prosper Peak Holdings, LLC (“PPH”).
•
Adjusted EBITDA for the fourth quarter was $1.2 million, compared to $0.4 million in the prior-year period.
•
As of June 30, 2024, GEG had approximately $58 million of cash and marketable securities on its balance sheet to support growth initiatives across its alternative asset management platform.
•
GEG repurchased 1.2 million shares for $2.1 million during the quarter through its share repurchase program.
•
GEG repurchased $4.2 million principal of its 5% convertible notes due 2030 for $2.1 million, or approximately 47% of face value, resulting in a realized gain of $2.3 million.

Full Fiscal Year 2024 Highlights

•
GECC raised over $92 million of new capital through July 2024, positioning GEG to further grow management and incentive fee revenue.
o
Great Elm supported GECC’s June and February equity raises of $12 million and $24 million, respectively, by investing a total of $9 million across two separate SPVs that purchased GECC common shares.
•
FPAUM and AUM increased 17% and 14%, respectively, from June 30, 2023.
•
Pro forma FPAUM1 and AUM1, inclusive of net proceeds from GECC’s July 2024 capital raise, increased 22% and 17%, respectively, from June 30, 2023.
•
Great Elm collected incentive fees totaling approximately $2.7 million for the fiscal year ended June 30, 2024.
•
Total revenue for the fiscal year more than doubled to $17.8 million, compared to $8.7 million for fiscal 2023, as a result of the significant build-to-suit property sale and growth in management and incentive fee revenue from credit and real estate businesses.

•
Net loss for the fiscal year from continuing operations was ($0.9) million, compared to net income from continuing operations of $14.5 million in the prior year.
o
Fiscal year 2024 net loss included ($3.8) million in unrealized losses on GEG’s investments in Great Elm Strategic Partnership I, LLC (“GESP”) and PPH.
o
Fiscal year 2023 net income was primarily driven by gain on sale of Forest Investments, Inc.
•
Adjusted EBITDA of $4.8 million for the fiscal year ended June 30, 2024, compared to $1.0 million in fiscal 2023.
•
Great Elm launched Great Elm Credit Income Fund LLC, a private credit fund, in November 2023.
•
Great Elm launched Monomoy BTS Construction Management, LLC, a consulting business providing owner representative services to key clients.

Management Commentary

Jason Reese, Chief Executive Officer of the Company, stated, “We made considerable progress throughout fiscal 2024 in all facets of our business. GECC raised over $90 million of new capital from February to July 2024, due in large part to the innovative joint venture structure we established with experienced, institutional partners. We significantly boosted our fee revenue with growth in incentive fee revenue from GECC as well as increased management fees from our credit and real estate businesses. At Monomoy, our real estate business had outsized performance, driven by the successful sale of our first property and growing pipeline in our Build-to-Suit business. Finally, we launched complementary products and businesses, including a private credit fund and a new construction management consulting business.

Overall, we made great strides during fiscal 2024. Looking ahead to fiscal 2025, we remain focused on further growing our core credit and real estate businesses, sourcing unique investment opportunities, and utilizing our strong balance sheet to expand our platform and create value for our shareholders.”

Capital Raises to Scale Credit Platform

GECC issued $56.5 million of 8.50% notes due 2029 (“GECCI”). In April 2024, GECC completed an underwritten public offering of $34.5 million of GECCI notes. In July 2024, it issued an additional $22 million in a registered direct offering to an institutional investor.

In June 2024, GECC raised $12 million of equity capital at net asset value from PPH, an SPV that purchased GECC common stock at net asset value. This investment was supported by a $3 million investment by GEG into PPH, with other institutional investors contributing $9 million.

In February 2024, GECC raised $24 million of equity capital from GESP that acquired GECC common stock at net asset value. GEG supported the capital raise by making a $6 million investment into the SPV alongside a large institutional investor that invested $18 million.

Discussion of Financial Results for the Fiscal Fourth Quarter Ended June 30, 2024

GEG reported total revenue of $8.9 million, approximately triple that of $3.0 million in the prior-year period. The increase in revenue was primarily driven by Monomoy BTS’s first build-to-suit property sale.

GEG recorded net loss from continuing operations of ($0.6) million, compared to ($5.3) million in the prior-year period. Included in net loss was ($1.1) million unrealized loss on our investment in PPH during the quarter.

GEG recorded Adjusted EBITDA of $1.2 million, compared to $0.4 million in the prior-year period.

Discussion of Financial Results for the Fiscal Year Ended June 30, 2024

Total revenue for the fiscal year ended June 30, 2024 increased 106% to $17.8 million from $8.7 million in the prior fiscal year, primarily driven by the first build-to-suit property sale and increased incentive fees collected from GECC.

For the fiscal year ended June 30, 2024, the Company reported a net loss from continuing operations of ($0.9) million, compared to net income from continuing operations of $14.5 million for fiscal 2023, which was driven by significant gains from the sale of Forest Investments, Inc. Included in net loss for fiscal 2024 was ($3.8) million of unrealized losses on GEG’s investments in GESP and PPH.

Adjusted EBITDA for the fiscal year ended June 30, 2024 was $4.8 million, compared to $1.0 million in the prior fiscal year.

Stock Repurchase Program and Convertible Notes Extinguishment

In the fiscal second quarter, GEG’s Board of Directors approved a stock repurchase program under which GEG is authorized to repurchase up to $10 million in the aggregate of its outstanding common stock in the open market. To date, the Company has repurchased approximately 1.3 million shares for $2.4 million.

In addition, in June 2024, the Company repurchased $4.2 million in principal of 5% convertible notes due February 26, 2030 for $2.1 million, or approximately 47% of face value, resulting in a realized gain of $2.3 million.

Fiscal 2024 Fourth Quarter and Full Year Conference Call & Webcast Information

When: Friday, August 30, 2024, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13746832 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial-focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Endnotes

1 Pro forma FPAUM assumes full investment of incremental capital.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets

Dollar amounts in thousands (except per share data)

ASSETS	June 30, 2024	June 30, 2023
Current assets
Cash and cash equivalents	$48,147	$60,165
Restricted cash	1,571	-
Receivables from managed funds	2,259	3,308
Investments in marketable securities	9,929	24,595
Investments, at fair value (cost $54,261 and $40,387, respectively)	44,585	32,611
Prepaid and other current assets	1,215	717
Real estate under development	5,769	1,742
Assets of Consolidated Funds:
Cash and cash equivalents	2,371	-
Investments, at fair value (cost $11,338)	11,471	-
Other assets	253	-
Total current assets	127,570	123,138
Identifiable intangible assets, net	11,037	12,115
Right-of-use assets	225	497
Other assets	1,614	143
Total assets	$140,446	$135,893
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$317	$191
Accrued expenses and other current liabilities	7,009	5,418
Current portion of related party payables	634	1,409
Current portion of lease liabilities	137	359
Liabilities of Consolidated Funds:
Payable for securities purchased	100	-
Accrued expenses and other liabilities	162	-
Total current liabilities	8,359	7,377
Lease liabilities, net of current portion	57	142
Long-term debt (face value $26,945)	26,090	25,808
Related party payables, net of current portion	-	926
Convertible notes (face value $35,494 and $37,912, including $16,174 and $15,395 held by related parties, respectively)	34,900	37,129
Other liabilities	845	669
Total liabilities	70,251	72,051
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 31,875,285 shares issued and 30,494,448 outstanding at June 30, 2024; and 30,651,047 shares issued and 29,546,655 outstanding at June 30, 2023	30	30
Additional paid-in-capital	3,315,638	3,315,378
Accumulated deficit	(3,252,954)	(3,251,566)
Total Great Elm Group, Inc. stockholders' equity	62,714	63,842
Non-controlling interests	7,481	-
Total stockholders' equity	70,195	63,842
Total liabilities and stockholders' equity	$140,446	$135,893

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations

Amounts in thousands (except per share data)

	For the three months ended June 30,		For the twelve months ended June 30,
	2024	2023	2024	2023
Revenues	$8,918	$3,026	$17,834	$8,663
Cost of revenues	5,526	-	5,526	-
Operating costs and expenses:
Investment management expenses	2,997	3,303	11,331	10,196
Depreciation and amortization	271	282	1,108	1,152
Selling, general and administrative	1,916	3,039	7,654	8,480
Expenses of Consolidated Funds	31	-	53	46
Total operating costs and expenses	5,215	6,624	20,146	19,874
Operating loss	(1,823)	(3,598)	(7,838)	(11,211)
Dividends and interest income	1,640	1,777	8,057	6,209
Net realized and unrealized gain (loss) on investments	477	(2,187)	2,212	15,247
Net realized and unrealized (loss) gain on investments of Consolidated Funds	(12)	-	233	(16)
Interest and other income of Consolidated Funds	378	-	829	-
Gain on sale of controlling interest in subsidiary	-	-	-	10,524
Interest expense	(1,137)	(1,050)	(4,334)	(6,074)
(Loss) income before income taxes from continuing operations	(477)	(5,058)	(841)	14,679
Income tax benefit (expense)	(101)	(198)	(101)	(200)
Net (loss) income from continuing operations	(578)	(5,256)	(942)	14,479
Discontinued operations:
Net income from discontinued operations	-	(1)	16	13,201
Net (loss) income	$(578)	$(5,257)	$(926)	$27,680
Less: net income (loss) attributable to non-controlling interest, continuing operations	-	-	462	(1,554)
Less: net income attributable to non-controlling interest, discontinued operations	-	-	-	1,504
Net (loss) income attributable to Great Elm Group, Inc.	$(578)	$(5,257)	$(1,388)	$27,730
Basic net (loss) income per share from:
Continuing operations	$(0.02)	$(0.18)	$(0.05)	$0.55
Discontinued operations	-	-	-	0.40
Basic net (loss) income per share	$(0.02)	$(0.18)	$(0.05)	$0.95
Diluted net (loss) income per share from:
Continuing operations	$(0.02)	$(0.18)	$(0.05)	$0.44
Discontinued operations	-	-	-	0.29
Diluted net (loss) income per share	$(0.02)	$(0.18)	$(0.05)	$0.73
Weighted average shares outstanding
Basic	30,318	29,303	29,962	28,910
Diluted	30,318	29,303	29,962	40,980

Great Elm Group, Inc.

Reconciliation from Net Income (Loss) from Continuing Operations to Adjusted EBITDA

Dollar amounts in thousands

	Three months ended June 30,		Twelve months ended June 30,
(in thousands)	2024	2023	2024	2023
Net income (loss) from continuing operations - GAAP	$(578)	$(5,256)	$(942)	$14,479
Interest expense	1,137	1,050	4,334	6,074
Income tax expense (benefit)	101	198	101	200
Depreciation and amortization	271	282	1,108	1,152
Non-cash compensation	688	701	3,112	2,948
(Gain) loss on investments	(465)	2,187	(2,445)	9,167
Gains related to sale of Forest	-	-	-	(34,922)
Transaction and integration related costs(1)	-	634	-	1,105
Change in contingent consideration	20	603	(498)	783
Adjusted EBITDA(2)	$1,174	$399	$4,770	$986

(1) Transaction and integration-related costs include costs to sell, acquire and integrate acquired businesses.

(2) Adjusted EBITDA for prior periods has been adjusted to include dividend income earned during such periods consistent with the methodology for June 30, 2024.